Exhibit 10.9

Quality Agreement

between

Biofrontera Incorporated

hereinafter referred to as “Biofrontera”

and

Biofrontera Pharma GmbH

hereinafter referred to as “Pharma”

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APPROVALS

The information contained in this Agreement of Responsibilities has been reviewed and approved by the following individuals:

Approved By:	Effective Date

Biofrontera Incorporated:

/s/ Monica Tamborini	11/1/2016
[Monica Tamborini] [COO] Biofrontera Inc.	(Date Signed)

Biofrontera Incorporated:

/s/ Darrell T. Lowman	11/01/2016
[Darrell T. Lowman] [Quality Assurance Director] Biofrontera Inc.	(Date Signed)

Biofrontera Pharma GmbH

/s/ Hermann Lübbert	27-10-16
[Hermann Lübbert] [CEO] Biofrontera Pharma GmbH	(Date Signed)

Biofrontera Pharma GmbH

/s/ Wiebke Meyer-Wendt	13 Oct. 2016
[Wiebke Meyer-Wendt] [Director Quality Management] Biofrontera Pharma GmbH	(Date Signed)

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TABLE OF CONTENTS

1.	Recital	4
2.	Purpose and Scope of the Quality Agreement	4
3.	Terms of Agreement	4
4.	Abbreviations	5
5.	Product and Services	5
6.	Quality Systems	6
7.	Documentation Control	7
8.	Purchasing and Material Control System	7
9.	Laboratory Testing and Quality Controls System	8
10.	Facility and Equipment Controls	9
11.	Production and Process Controls	9
12.	Control of Non-Conforming Product, Disposition and Rework	9
13.	Corrective and Preventive Action	10
14.	Handling, Storage, Distribution, Installation and Servicing	10
15.	Shipment	10
16.	Records	11
17.	Complaints and Pharmacovigilance	11
18.	Annual Product Reviews and Annual Reports	11
19.	Company Contacts	12
Attachment I – Product(s)		13
Attachment II – Controlled documents to be provided to each other		14

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1.	Recital

The Parties to this quality agreement are also Parties to a License and Supply Agreement (LSA) according to which Pharma grants a license to Biofrontera for the import, distribution and marketing in the USA of the drug product and medical device listed in Attachment 1.

According to the agreement, Pharma is obliged to deliver Products of the quality and according to the specifications agreed upon with the FDA in the respective approvals.

Approval Holder of the drug / device combination is Biofrontera Bioscience GmbH, which also owns all IP on the drug. IP on the device is owned by Pharma. Biofrontera Bioscience GmbH has provided Pharma with an exclusive license to manufacture and market the Products, including the right for sublicensing. In this role, Pharma has granted the license to Biofrontera, which forms the basis of this Quality Agreement. All commercial aspects are ruled by the License and Supply Agreement between the Parties to this Quality Agreement.

Biofrontera is obliged to market and distribute the product according to label / approval and perform some local activities on behalf of the Approval Holder. For instance, Biofrontera is responsible for ensuring that Ameluz is stored and transported at the temperature defined in the Prescribing Information and sold exclusively to customers qualified to receive a drug product or medical device.

2.	Purpose and Scope of the Quality Agreement

2.1.	Purpose of this agreement is to define and document quality and regulatory responsibilities including, but not limited to manufacturing, packaging, labeling, complaints, change control and any applicable requirements.

2.2.	This agreement does not define the forecasting, ordering, delivery, or pricing requirements for either party. This agreement does not define the specifications for the products or services covered.

2.3.	The scope of the quality agreement applies to the products listed in Attachment 1.

2.4.	This Agreement supersedes any previous written quality agreement between the parties.

2.5.	The effective date of this agreement shall be the date of the last signature.

3.	Terms of Agreement

3.1.	It is acknowledged that this will be a continuously evolving process, requiring review at a minimum, for each additional new Product whose manufacturing, testing, packaging, distribution and/or marketing responsibilities is shared between Biofrontera and Pharma.

3.2.	Failure to perform all or part of the Agreement may result in discontinuation of services or termination of contract by the party which is not in default, if the issue is not corrected with a reasonably agreed timeframe.

3.3.	If material differences exist between this Agreement and Biofrontera’s Standard Operating Procedures, this Agreement shall control but Biofrontera shall notify Pharma of such differences and the Parties agree to make good faith efforts to resolve such material differences. Attachment 2 contains a list of controlled documents which Biofrontera and Pharma shall provide to each other.

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4.	Abbreviations

ADE / AE	Adverse Drug Event / Adverse Event
APR	Annual Product Review
CAPA	Corrective/Preventive Action
CFR	Code of Federal Regulations
FDA	Food and Drug Administration
GMP	Good Manufacturing Practice
HVAC	Heating, Ventilation and Air Conditioning
LSA	License and Supply Agreement
MDR	Medical Device Reporting
OPDP	Office of Prescription Drug Promotion
PDMA	Prescription Drug Marketing Act of 1987
QMS	Quality Management System
SCAR	Supplier Corrective Action Request

5.	Product and Services

5.1.	Product Classification(s) [Check all that apply]

☒ Drug        ☒ Medical        ☐ Device      ☐ Cosmetic           ☐ Other

5.2.	Services [Check all that apply]

Biofrontera Inc.

☐	Owner/Specification Developer
☐	Relabeler or Repackager
☒	Distributor
☐	Contract manufacturer
☐	Contract sterilizer
☐	Initial Importer
☒	Importer of Drug Product
☒	Licensee

Biofrontera Pharma (also representing Biofrontera Bioscience GmbH)

☒	Owner/Specification Developer
☐	Relabeler or Repackager
☐	Distributor
☒	Contract manufacturer
☐	Contract sterilizer
☐	Initial Importer
☒	Importer of Medical Device
☒	Licenser (on behalf of NDA sponsor, Biofrontera Bioscience GmbH)

5.3.	Regulatory/Quality control

☒ 21 CFR 820, QSR (Quality System Regulations)

☒ 21 CFR 210, 211, cGMP (Current Good Manufacturing Practices)

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6.	Quality Systems

	Pharma	Biofrontera	Responsibility
6.1.	☒	☒	Quality System - A quality system shall be established, documented and maintained as a means of ensuring that Product conforms to specifications
6.2.	☒	☒	Quality Manual that includes a quality policy shall be established and both parties shall ensure that the policy is understood, implemented and maintained at all level of the organization.
6.3.	☒	☒	Quality Audit – Establish procedures for quality audits and conduct such audits to assure that the quality system is in compliance with the established cGMP and QS requirements.
6.3.1.	☐	☒	Reserves the right to audit Pharma premises and all documentation used in the manufacturing, packaging and testing of the Product during normal business hours with reasonable written notice and causing minimum disruption to Pharma operations.
5.3.2	☒	☐	Reserves the right to audit BIOFRONTERA premises and all documentation related to marketing and distribution of products in the US during normal business hours with reasonable written notice and causing minimum disruption to BIOFRONTERA operations.
6.3.2.	☒	☒	Provide a written detailed report of audit observations and conclusions.
6.3.3.	☒	☒	Provide a written response to audit observations and conclusions within thirty (30) days of receipt of a written audit report.
6.3.4.	☒	☒	Provide, as appropriate, proof of corrective/preventive action(s) implemented to address audit observations
6.4.	☐	☒	Recall, Removal - Maintain Product records including lot and serial numbers, as applicable and shipping information to ensure traceability in the event a recall or market withdrawal is required. Support Stop Shipment Notification, Notice of Recall, and Replacement log.
6.4.1.	☒	☐	Primary responsibility for recall activities including but not limited to providing Notice of Recall Product Recall, Recall Coordinator, FDA recall submission, periodic recall status reporting, recall termination and closing.
6.5.	☒	☒

Qualifications and Training - Procedures shall be established to ensure that all personnel have adequate combination of education, experience and documented training to perform job functions.

Training shall be conducted and documented.

6.6.	☒	☒	Regulatory Agency Inspections - Inform the other Party within one (1) business day in case of warning letters and major quality issues that may impact the Product and represent a risk for the patient or the user.
6.7.	☒	☒	Regulatory Agency Communications - Provide copies (redacted, if required) of regulatory agency 483s, Warning Letters and other Notices relating to its activities associated with the product.
6.8.	☒	☒	Establishment Registration and Listing - Maintain current FDA Establishment Registration(s) and listing for all applicable activities.
6.9.	☐	☒	State Licensing – Maintain state licenses for the distribution of drug products and medical devices as applicable and fulfil all state reporting obligations.
6.10.	☐	☒	Customer Qualification - Implement processes to ensure that products are distributed to qualified customers only
6.11.	☐	☒	Drug Sample Distribution – Implement processes to ensure that drug samples are distributed according to the requirements dictated in the Prescription Drug Marketing Act (PDMA). Compliance with PDMA requirements for documentation and reporting to FDA and the States where applicable.
6.12.	☐	☒	Sunshine Act – fulfill all obligations of the Physician Payments Sunshine Act, including appropriate documentation and reporting.
6.13.	☐	☒	Compliance with all federal and state laws related to the distribution of drug products and medical devices.

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7.	Documentation Control

	Pharma	Biofrontera	Responsibility
7.1	☒	☒	Implement and maintain an effective change control system in accordance with cGMP and QS requirements.
7.2	☒	☐	Change Control - Inform Biofrontera prior to implementing any changes that may impact US product specifications or will affect the quality of finished device or drug product.

8.	Purchasing and Material Control System

	Pharma	Biofrontera	Responsibility
8.1.	☒	☒	Establish and maintain procedures to ensure that all purchased or otherwise received product and services conform to specified requirements including supplier qualification and requalification activities.
8.2.	☒	☒	Utilize components and materials from appropriately approved vendors.
8.3.	☒	☐	Pharma will store all materials (components, packaging materials, bulk Product, in-process Product and finished Product) in conditions appropriate to maintain material integrity.
8.4.	☐	☒	Biofrontera will store all materials (finished product and shipping materials) in conditions appropriate to maintain material integrity.
8.5.	☐	☒	Biofrontera will select and approve shipping material for the distribution of products in the US appropriate to maintain material integrity.
8.6.	☒	☐	Label and Labeling- Ensure the content and format of Product labels and labeling comply with all applicable regulatory agency requirements.
8.6.1.	☒	☐	Prepare and approve master label artwork according to the approved regulatory label.
8.6.2.	☒	☐	Maintain label/labeling control documents for all printed packaging components.
8.6.3.	☒	☐	Inspect printed copy against a master label in accordance with standard receiving and inspection procedures.
8.6.4.	☒	☐	Store labels/labeling in a limited access area and control throughout manufacturing/packaging/labeling to prevent mix-ups.
8.6.5.	☒	☐	Reconcile labeling in accordance with established controls.
8.6.6.	☒	☐	Segregate and quarantine obsolete printed components. Properly destroy excess or obsolete material.

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	Pharma	Biofrontera	Responsibility
8.6.7.	☐	☒	Ensure advertising and promotional materials comply with all applicable regulatory agency requirements via legal, regulatory, compliance and quality review.
8.6.8.	☒	☐	Provide current copy of approved label and Prescribing Information to Biofrontera and inform Biofrontera prior to implementing any changes to the approved label
8.6.9.	☐	☒	Inform Pharma about any new advertising material and provide copies of advertising and promotional material for submission to the Office of Prescription Drug Promotion (OPDP) according with the requirements described in 21 CFR 314.81(b)(3)(i) . Also, support Pharma as necessary for the preparation of the submission and annotation of the advertising and promotional material.
8.6.10.	☒	☐	Submit advertising and promotional material to FDA.
8.6.11.	☐	☒	Ensure no advertising and promotional material is distributed prior submission to the FDA.

9.	Laboratory Testing and Quality Controls System

	Pharma	Biofrontera	Responsibility
9.1.	☒	☐	Drug Product: Identification, sampling, testing and disposition of raw materials shall be performed according to written specifications and procedures. Raw materials must be deemed acceptable in accordance with pre-established standards prior to use.
9.2.	☒	☐	Drug Product Stability: Determine the minimum number of samples required for full stability testing through expiration date and perform stability testing according to approved stability protocol.
9.3.	☒	☐	Drug Product: Review, approve and maintain current stability specifications, stability study protocols and stability data
9.4.	☒	☐	Drug Product: Assign product expiration dating.
9.5.	☒	☐

Retain: Finished Drug Product samples shall be retained for every packaged lot for at least one (1) year beyond the expiry date of the Product. The quantity retained shall be at least twice the quantity necessary to perform full testing.

Visually examine retained samples of Drug Product for evidence of deterioration at least annually. Any evidence of deterioration must be documented and appropriately investigated.

9.6.	☒	☐	Provide paper documents required to determine acceptance of product during inspection, e.g. Certificate of Analysis (CoA)
9.7.	☒	☐	Conduct finished goods inspection on the Product prior to release for distribution to Biofrontera. Ensure the finished Product meets the established specifications and regulatory requirements.
9.8.	☐	☒	Conduct review of CoA and transport documentation prior to release for distribution to customer. Ensure the finished Product meets the established specifications and regulatory requirements.
9.9.	☒	☒	All testing and inspection must be documented and records retained for a minimum of one (1) year beyond the expiration of the Product.

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10.	Facility and Equipment Controls

	Pharma	Biofrontera	Responsibility
10.1.	☒	☐	Manage and maintain facilities, work flow and material handling such that components, packaging materials and Product are protected from damage, contamination or mix-up during production or storage as long as the product is outside the USA.
10.2.	☐	☒	Manage and maintain facilities, work flow and material handling such that Product is protected from damage, contamination or mix-up during storage after import in the USA.
10.3.	☒	☐	Ensure manufacturing/packaging equipment is appropriately qualified through established validation procedures.
10.4.	☒	☐	Maintain a written, validated cleaning/sanitization program to verify all equipment that substantially contacts Product is controlled for contamination.
10.5.	☒	☐	Maintain and calibrate all equipment and instruments used to produce or test the Product or components thereof at suitable intervals in accordance with an established written program. All equipment shall be deemed within calibration at time of use.
10.6.	☒	☐	Ensure HVAC systems are adequately qualified.

11.	Production and Process Controls

	Pharma	Biofrontera	Responsibility
11.1.	☒	☐	Adopt the necessary procedures and/or controls during all phases of manufacturing/packaging to control the quality of the Product and maintain sufficient records to comply with regulatory requirements.
11.2.	☒	☐	Approve and document production processes, instructions, and methods that define and control the manner of production.
11.3.	☒	☐	Monitor and control process parameters and device characteristics during production by performing in-process quality control checks in accordance with batch record instructions.
11.4.	☒	☐	Evaluate changes to batch records against pre-established requirements.
11.5.	☒	☐	Ensure appropriate manufacturing process validation and packaging qualification are performed.

12.	Control of Non-Conforming Product, Disposition and Rework

	Pharma	Biofrontera	Responsibility
12.1.	☒	☒	Supplier corrective action request (SCAR) - Where a product is identified by Biofrontera as nonconforming, the product shall be returned to Pharma for investigation and analysis. Pharma shall cooperate with Biofrontera in working toward closure of the Biofrontera Corrective Action Request associated with the Product(s).
12.2.	☒	☒	Establish and maintain procedure for disposition of nonconforming product. The disposition of nonconforming product shall be documented.
12.3.	☒	☒	Determine the procedures for rework, retest, and re-evaluation of Nonconforming product to ensure product meets the specifications. Pharma shall document rework activities in the Batch record or equivalent and submit rework report to Biofrontera, upon request.

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13.	Corrective and Preventive Action

	Pharma	Biofrontera	Responsibility
13.1.	☒	☒	Establish and maintain procedures for implementing a CAPA system in compliance with the cGMP requirements.
13.2.	☒	☐	Conduct appropriate quality investigations upon discovery of non-conformances. Take applicable corrective actions in a manner that will be considered timely and effective.
13.3.	☐	☒	Support quality investigations, as appropriate.
13.4.	☒	☐	Notify Biofrontera in writing within two (2) working days after learning of any actual or potential problems relating to the performance of any product manufactured that do not meet specifications.
13.5.	☐	☒	Notify Pharma in writing within two (2) working days after learning of any actual or potential problems relating to the performance of any product manufactured that do not meet specifications.

14.	Handling, Storage, Distribution, Installation and Servicing

	Pharma	Biofrontera	Responsibility
14.1.	☒	☒	Handling: Establish system in place to ensure that mix-ups, damage, deterioration, contamination, or other adverse effects do not occur during handling of the product(s).
14.2.	☒	☒	Storage: Control storage area to prevent mix-ups, damage, deterioration, contamination, or other adverse effects pending shipment of the product(s).
14.3.	☒	☒	Distribution: Establish system in place to control distribution of product(s) so that only product(s) approved for release are distributed. Ensure that no obsolete, rejected, expired or deteriorated products are distributed. Maintain distribution record which includes at least – the name and address of initial consignee; the identification and quantity of units shipped; the date shipped and any control number used.
14.4.	☐	☒	Biofrontera will distribute all materials in US (finished product) in conditions appropriate to maintain material integrity.
14.5.	☒	☐	Provide adequate installation instructions for the device.
14.6.	☐	☒	Perform installation of the device in accordance with the manufacturer’s instructions.
14.7.	☒	☐	Provide instructions and procedures for performing servicing and maintenance for the device.
14.8.	☐	☒	Perform servicing and maintenance for the device in the USA.

15.	Shipment

	Pharma	Biofrontera	Responsibility
15.1.	☐	☒	Selection and qualification a shipping company.
15.2.	☒	☐	Selection and qualification of transport packaging for the medical device.
15.3.	☐	☒	Selection and qualification of transport packaging for the drug.
15.4.	☐	☒	Selection, qualification and survey of the transport process.

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16.	Records

	Pharma	Biofrontera	Responsibility
16.1.	☒	☐	Maintain records of each lot for a period of 1 year after the expiration date of the product.
16.2.	☒	☐	Records related to the product covered under the agreement shall be made available upon request by Biofrontera either by electronic media or mail.
16.3.	☐	☒	Maintain records related to drug sample distribution, customer qualification and sunshine act.

17.	Complaints and Pharmacovigilance

	Pharma	Biofrontera	Responsibility
17.1.	☒	☒	Maintain a Safety Data Exchange Agreement describing the responsibilities related to Pharmacovigilance and Complaint handling in detail
17.2.	☐	☒	Becoming aware of product complaints, Biofrontera shall notify Pharma within 24 hours by email or by telephone with written follow up within 5 business days to perform quality investigation, as appropriate.
17.3.	☒	☒	Maintain a written record of all customer complaints that relate to the product whether received orally or in writing.
17.4.	☒	☐	Prepare and submit any MDR and/or ADE as applicable
17.5.	☒	☐	Sole authority to correspond with agency with respect to the product complaints.
17.6.	☒	☐	Establish and maintain procedure for Adverse Drug Event and Medical Device Reporting, including PADER required reporting.
17.7.	☒	☐	Responsible for complying with all regulatory agency requirements pertaining to the reporting of adverse events and Medical Device Reporting (MDR) requirements.
17.8.	☒	☒	Maintain documentation regarding complaints and related for at least one (1) year after expiration date of the Product.

18. Annual Product Reviews and Annual Reports

	Pharma	Biofrontera	Responsibility
18.1.	☒	☐	APR: Perform and maintain written record on an annual basis, evaluating the quality standard of the drug product.
18.2.	☐	☒	Provide data/documentation required for Annual Report within thirty (30) days prior to the anniversary date to Pharma.

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19. Company Contacts

	Biofrontera Pharma GmbH	Biofrontera Inc.
Contract Terms / General Notices	Hermann Lübbert CEO Biofrontera Pharma GmbH Hemmelrather Weg 201 51377 Leverkusen Germany Phone: +49 214 8763210 Fax: +49 214 8763290 email: h.luebbert@biofrontera.com

Monica Tamborini

COO

Biofrontera Inc.

201 Edgewater Drive

Wakefield, MA 01880

United States

Email: m.tamborini@biofrontera.com

Office: 781.245.1325

Fax: 781.245.1328

e-mail: m.tamborini@biofrontera.com

Quality	Wiebke Meyer-Wendt Director Quality Management Biofrontera Pharma GmbH Hemmelrather Weg 201 51377 Leverkusen Germany Phone: +49 214 8763247 Fax: +49 214 8763290 email: w.wendt@biofrontera.com	Darrell T. Lowman Quality Assurance Director Biofrontera, Inc. 201 Edgewater Drive Wakefield, MA 01880 United States Phone: (781) 245-1325 Ext. 211 Fax: 781.245.1328 e-mail: d.lowman@biofrontera.com

Production/ Logistic

Montserrat Foguet

Vice President Head of Regulatory Affairs and Production

Biofrontera Pharma GmbH

Hemmelrather Weg 201

51377 Leverkusen

Germany

Phone: +49 214 8763231

Fax: +49 214 8763290

email: m.foguet@biofrontera.com

N/A

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Attachment I – Product(s)

Product	Regulatory Status

Ameluz®	NDA

BF-RhodoLED	PMA (through NDA)

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Attachment II – Controlled documents to be provided to each other

Document Number and Version	Topic	Owner
SPE-QC-044, version 01	Specification Ameluz®	Pharma
SPE-QC-036, version 02	Specification BF-RhodoLED	Pharma
Service Manual BF-RhodoLED (Version 1.1-US 19.09.2016)	Service Manual BF-RhodoLED	Pharma
SOP-006 Service, Rev 001	SOP Service	Biofrontera
FORM-SOP-006 Installation Record, Rev 001	Installation BF-RhodoLED	Biofrontera
SOP-012 Complaint Program, Rev 001	SOP Complaint Program	Biofrontera
FORM-SOP-012 Complaint Form, Rev 001	Complaint Form	Biofrontera

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